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                         Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated August 9, 1995 relating to the financial statements of Ubix Business Machines Limited which appears in the Current Report on Form 8-K dated March 7, 1996 of U.S. Office Products Company.



/s/ K. R. Rushbrook
---------------------
K. R. Rushbrook

KPMG
Auckland, New Zealand


March 31, 1997